Exhibit 15

AMENDMENT NO. 1 TO AMENDED AND RESTATED VOTING AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED VOTING AGREEMENT (the “Amendment”) is made and entered into as of June 25, 2010, by and among Mohammad Abu-Ghazaleh (“MAG”), and the undersigned stockholders (collectively, the “Stockholders”) of Fresh Del Monte Produce, Inc., a Cayman Islands corporation (“Del Monte”).

RECITALS

A.       IAT Group, Inc., a Cayman Island company (“IAT”), MAG and the Stockholders are party to that certain Voting Agreement dated February 20, 2009, as amended and restated as of January 19, 2010 (the “Current Agreement”).

B.       IAT, MAG and the Stockholders desire to join certain of the Stockholders as parties to the Current Agreement and amend and restate Exhibit A to the Current Agreement to reflect the current number of shares of Del Monte Stock of which each Stockholder is the record holder or beneficial owner.

In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Current Agreement as follows:

1.         JOINDER

The following persons to whom Sumaya Abu-Ghazaleh transferred ordinary shares on June 25, 2010 hereby join as parties to the Current Agreement and, in connection therewith, shall have all the rights, shall observe all the obligations, and hereby make all of the representations and warranties, applicable to, and made by, Stockholders under the Current Agreement:

(a)	Rasha Mohamad Abu-Ghazaleh

(b)	Sumaya Mohamad Abu-Ghazaleh

(c)	Basma Amir Abu-Ghazaleh

(d)	Sima Maher Abu-Ghazaleh

(e)	Farah Sheik Alsagha

(f)	Tara Ahmad Abu-Ghazaleh

(g)	Aya Ahmad Abu-Ghazaleh

(h)	Mohamad Ahmad Abu-Ghazaleh

(i)	Layla Ali Farouki

(j)	Ghada Abdullah Hasan Yabroudi

(k)	Omar Abu-Ghazaleh

(l)	Yasmina Abu-Ghazaleh

Each of the foregoing Stockholders represents and warrants that he/she has received a copy of, and has reviewed the terms of, the Current Agreement.

2.         AMENDED AND RESTATED EXHIBIT A

Exhibit A to the Current Agreement shall be amended and restated and replaced with Exhibit A attached to this Amendment.

3.         MISCELLANEOUS

Governing Law. This Amendment shall be governed by and construed exclusively in accordance with the laws of the State of Florida, excluding that body of law relating to conflict of laws.

Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SIGNATURE ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

MOHAMMAD ABU-GHAZALEH

/s/ Mohammad Abu-Ghazaleh ___________________________________ Mohammad Abu-Ghazaleh, Individually

STOCKHOLDERS

/s/ Mohammad Abu-Ghazaleh ___________________________________ Mohammad Abu-Ghazaleh

/s/ Amir Abu-Ghazaleh
___________________________________ Amir Abu-Ghazaleh

/s/ Maher Abu-Ghazaleh
___________________________________ Maher Abu-Ghazaleh

/s/ Fatima Abu-Ghazaleh
___________________________________ Fatima Abu-Ghazaleh

/s/ Nariman Abu-Ghazaleh
___________________________________ Nariman Abu-Ghazaleh

/s/ Sumaya Abu-Ghazaleh
___________________________________ Sumaya Abu-Ghazaleh

/s/ Hanan Abu-Ghazaleh
___________________________________ Hanan Abu-Ghazaleh

/s/ Wafa Abu-Ghazaleh
___________________________________ Wafa Abu-Ghazaleh

/s/ Maha Abu-Ghazaleh ___________________________________ Maha Abu-Ghazaleh

/s/ Oussama Abu-Ghazaleh
___________________________________ Oussama Abu-Ghazaleh

/s/ Rasha Mohamad Abu-Ghazaleh ___________________________________ Rasha Mohamad Abu-Ghazaleh

/s/ Sumaya Mohamad Abu-Ghazaleh ___________________________________
Sumaya Mohamad Abu-Ghazaleh

/s/ Basma Amir Abu-Ghazaleh ___________________________________
Sumaya Mohamad Abu-Ghazaleh

/s/ Sima Maher Abu-Ghazaleh ___________________________________ Sima Maher Abu-Ghazaleh

/s/ Farah Sheik Alsagha ___________________________________ Farah Sheik Alsagha

/s/ Ahmad Abu-Ghazaleh ___________________________________ By: Ahmad Abu-Ghazaleh for and on behalf as parent/legal guardian of Tara Ahmad Abu-Ghazaleh

/s/ Ahmad Abu-Ghazaleh ___________________________________ By: Ahmad Abu-Ghazaleh for and on behalf as parent/legal guardian of Aya Ahmad Abu-Ghazaleh

/s/ Ahmad Abu-Ghazaleh ___________________________________ By: Ahmad Abu-Ghazaleh for and on behalf as parent/legal guardian of Mohamad Ahmad Abu-Ghazaleh

/s/ Rasha Ahmad Abu-Ghazaleh ___________________________________ By: Rasha Ahmad Abu-Ghazaleh for and on behalf as parent/legal guardian of Layla Ali Farouki

/s/ Ghada Abdullah Hasan Yabroudi ___________________________________ Ghada Abdullah Hasan Yabroudi

/s/ Kareem Abu-Ghazaleh ___________________________________ By: Kareem Abu-Ghazaleh for and on behalf as parent/legal guardian of Omar Abu-Ghazaleh

/s/ Kareem Abu-Ghazaleh ___________________________________ By: Kareem Abu-Ghazaleh for and on behalf as parent/legal guardian of Yasmina Abu-Ghazaleh

EXHIBIT “A”

Stockholders	Total Number of Fresh Del Monte Produce, Inc. Shares Owned
Mohammad Abu-Ghazaleh	5,890,055	1
Sumaya Abu-Ghazaleh	3,071,666
Hanan Abu-Ghazaleh	403,956
Fatima Abu-Ghazaleh	317,956
Nariman Abu-Ghazaleh	318,956
Wafa Abu-Ghazaleh	321,956
Maha Abu-Ghazaleh	277,134
Amir Abu-Ghazaleh	3,995,950	2
Oussama Abu-Ghazaleh	3,897,882
Maher Abu-Ghazaleh	3,010,650
Rasha Mohamad Abu-Ghazaleh	15,000
Sumaya Mohamad Abu-Ghazaleh	15,000
Basma Amir Abu-Ghazaleh	15,000
Sima Maher Abu-Ghazaleh	15,000
Farah Sheik Alsagha	15,000
Tara Ahmad Abu-Ghazaleh	10,000
Aya Ahmad Abu-Ghazaleh	10,000
Mohamad Ahmad Abu-Ghazaleh	10,000
Layla Ali Farouki	10,000
Ghada Abdullah Hasan Yabroudi	15,000
Omar Abu-Ghazaleh	10,000
Yasmina Abu-Ghazaleh	10,000

	21,656,161

1      5,310,455 Ordinary Shares and 579,600 currently exercisable call options

2      3,977,200 Ordinary Shares and 18,750 currently exercisable call options